UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2020

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SITO	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2020, SITO Mobile Ltd. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Scott L. Kauffman, as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Form 8-K”).

Item 1.02 Termination of a Material Definitive Agreement.

On January 22, 2020, Thomas J. Pallack, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, voluntarily resigned as Chief Executive Officer and as a Director of the Company. In connection with such resignation, the Company entered into a Separation Agreement and Mutual Release (the “Separation Agreement”) with Mr. Pallack, and the parties terminated that certain Employment Agreement, dated July 24, 2017, by and between the Company and Mr. Pallack, except with respect to certain restrictive covenants and indemnification provisions. Mr. Pallack’s Employment Agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2017.

Please refer to Item 5.02 to this Form 8-K, under the heading “Resignation of Thomas J. Pallack as Chief Executive Officer and Director,” for a description of the material terms of the Separation Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Scott L. Kauffman as Interim Chief Executive Officer

On January 23, 2020, the Company’s Board of Directors appointed Scott L. Kauffman as the Company’s Interim Chief Executive Officer, effective immediately.

Mr. Kauffman, age 63, was the Chairman and Chief Executive Officer of New York-based MDC Partners, a publicly traded global advertising agency holding company, from 2015 to 2018 and served as a member of its board of directors from 2006 to 2019. Previously, Mr. Kauffman was recruited to Silicon Valley by Kleiner Perkins, where he ran several early-stage venture-backed companies, including AdKnowledge, Coremetrics, MusicNow, Zinio and BlueLithium. Mr. Kauffman was also Vice President & General Manager of online services for CompuServe, and a presenting member on the road show for one of the Internet industry’s first successful IPOs, led by Goldman Sachs. As early as 1992, Ad Age named Mr. Kauffman one of the top 100 marketers in the country, and in 1996 named him one of 20 “Digital Media Masters.” More recently he was recognized among the Wall Street Journal’s “Advertising Industry Executives to Watch” in 2016 and 2017, and one of Adweek’s 2017 “Power Players.”

There are no arrangements or understandings between Mr. Kauffman and any other person pursuant to which he was appointed as an officer and there are no family relationships between Mr. Kauffman and any director or executive officer of the Company. Mr. Kauffman has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

On January 22, 2020, the Company’s Compensation Committee approved an Employment Agreement between the Company and Mr. Kauffman (the “Kauffman Employment Agreement”). The Kauffman Employment Agreement was executed on January 23, 2020. The Kauffman Employment Agreement includes the following terms, among others:

●	For service as the Company’s Interim Chief Executive Officer, the Company will accrue a cash balance on Mr. Kauffman’s behalf at the rate of $50,000 per month (the “Accruals”). If the Company’s Board of Directors determines in its sole discretion that the Company has achieved a Success Event (as defined in the Kauffman Employment Agreement), Mr. Kauffman will receive payment of 50% of the Accruals in cash and 50% of the Accruals by the issuance of shares of the Company’s common stock (valued at the average closing price of the Company’s shares on the five days immediately prior to the announcement of the Success Event). If a Success Event does not occur, the entire amount of the Accruals will receive the same senior secured status as the Company’s existing or future debt holders of the Company.

●	The Company will grant Mr. Kauffman a stock option (the “Stock Option”) to purchase an aggregate of 770,000 shares of the Company’s common stock, subject to adjustment for certain dilutive events. Fifty percent (50%) of the Stock Option shall vest immediately on the date of the Kauffman Employment Agreement, and the remaining fifty percent (50%) of the Stock Option will vest ratably (on a monthly basis in arrears) over a period of 48 months from the date of the Kauffman Employment Agreement, subject to Mr. Kauffman’s continued relationship with the Company pursuant to the Kauffman Employment Agreement or a Subsequent Agreement (defined below).

●	If the Company becomes stabilized and sustainable under Mr. Kauffman’s leadership, the parties to the Kauffman Employment Agreement contemplate that Mr. Kauffman will become the Company’s Chief Executive Officer pursuant to a more formal, longer-term employment agreement (a “Subsequent Agreement”).

●	If there is a change in control of the Company, unrelated to an event of insolvency, while Mr. Kauffman is retained under the Kauffman Employment Agreement and no Subsequent Agreement has been entered into, the Accruals shall be doubled, and fifty percent (50%) of the Stock Option that has not vested as of such time shall vest immediately.

●	The Kauffman Employment Agreement contains customary provisions related to confidentiality, non-solicitation and indemnification.

The foregoing summary of the Kauffman Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Kauffman Employment Agreement which is filed as Exhibit 10.1 to this Form 8-K.

Resignation of Thomas J. Pallack as Chief Executive Officer and Director

On January 16, 2020, Thomas J. Pallack provided notice to the Company’s Board of Directors of his intent to resign as the Chief Executive Officer and as a member of the Board of Directors for personal reasons. His resignation became effective on January 22, 2020. Mr. Pallack’s resignation did not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Pallack’s resignation, the Company and Mr. Pallack entered into the Separation Agreement referred to in Item 1.02 of this Form 8-K, pursuant to which the Company will pay Mr. Pallack, on certain dates set forth therein, an aggregate of $69,873.82 in respect of unpaid salary, accrued but unused vacation, unreimbursed expenses and attorneys’ fees incurred by Mr. Pallack in connection with the preparation of the Separation Agreement, and the parties agreed to a mutual general release of claims. The Company also agreed to waive the applicable premium otherwise payable for continuation of health insurance coverage for Mr.  Pallack, his spouse and eligible dependents under The Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earlier of (a) December 31, 2020 or (b) the date that Mr. Pallack obtains comparable health insurance coverage from new employment. The Company and Mr. Pallack also entered into an indemnification agreement with respect to Mr. Pallack’s prior service as an officer of the Company, which agreement was signed concurrently with the execution of the Separation Agreement. The foregoing reflects all of the payments to be made to Mr. Pallack under the Separation Agreement, and the Company is not required to, and will not, make any severance payments to Mr. Pallack in connection with his resignation from the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is filed as Exhibit 10.2 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 23, 2020, the Company issued a press release announcing the appointment of Mr. Kauffman and the resignation of Mr. Pallack, the text of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulation of the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits. The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Employment Agreement, dated January 22, 2020, by and between SITO Mobile Ltd. and Scott L. Kauffman

10.2	Separation Agreement, dated January 22, 2020, by and between SITO Mobile Ltd. and Thomas J. Pallack

99.1	Press Release of SITO Mobile Ltd. dated January 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: January 23, 2020	/s/ Scott L. Kauffman
Name: Scott L. Kauffman
Title: Interim Chief Executive Officer

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